Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Spectranetics Corporation of our report dated March 15, 2012, relating to the consolidated financial statements of The Spectranetics Corporation and subsidiaries for the year ended December 31, 2011, which appears in the Annual Report on Form 10-K/A of The Spectranetics Corporation for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ EKS&H LLLP

September 26, 2014
Denver, Colorado